Pricing Supplement dated October 22, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                  $12,000,000
                                     Reverse Convertible Notes
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to twelve (12) Reverse Convertible Notes ("RevCon") offering. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. The Notes offered hereby are collectively referred to as the "Notes".

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 October 22, 2007

Issuance Date:                October 25, 2007

Valuation Date:               April 22, 2008

Maturity Date:                April 25, 2008

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Reference Stock:

Rev-    Principal    Reference Stock                Initial Share  Ticker   Coupon    Barrier   Monitoring Method        CUSIP
----    ---------    ---------------                -------------  ------   ------    -------   -----------------        -----
Con     Amount                                          Price                Rate      Price
---     ------                                          -----                ----      -----
No.
---
408    $1,000,000    Apple Inc.                        $174.36     AAPL     12.80%    $113.33   Close of Trading Day     78008EYK7

409    $1,000,000    Arch Coal, Inc.                    $35.24      ACI      9.50%     $22.91   Close of Trading Day     78008EYL5

410    $1,000,000    Peabody Energy Corporation         $49.99      BTU     10.25%     $32.49   Close of Trading Day     78008EYM3

411    $1,000,000    D.R. Horton, Inc.                  $12.77      DHI     25.00%      $7.66   Close of Trading Day     78008EYN1

412    $1,000,000    Corning Incorporated               $24.66      GLW     12.00%     $17.26   Close of Trading Day     78008EYP6

413    $1,000,000    General Motors Corporation         $37.64      GM      14.25%     $22.58   Close of Trading Day     78008EYQ4

414    $1,000,000    Merrill Lynch & Co., Inc.          $66.47      MER     11.50%     $46.53   Close of Trading Day     78008EYR2

415    $1,000,000    NYSE Euronext                      $84.34      NYX     12.75%     $59.04   Close of Trading Day     78008EYS0

416    $1,000,000    Schlumberger Limited               $95.34      SLB     12.25%     $66.74   Close of Trading Day     78008EYT8

417    $1,000,000    Toll Brothers, Inc.                $21.70      TOL     17.25%     $13.02   Close of Trading Day     78008EYU5

418    $1,000,000    Vertex Pharmaceuticals             $31.82     VRTX     17.30%     $19.09   Close of Trading Day     78008EYV3

419    $1,000,000    United States Steel Corporation   $105.36       X      11.10%     $63.22   Close of Trading Day     78008EYW1

Coupon Payment Dates:         November 26, 2007, December 26, 2007, January 25,
                              2008, February 25, 2008, March 25, 2008 and April
                              25, 2008

Term:                         Six (6) Months

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" beginning on page P-5 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note
RevCon No. 408                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 409                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 410                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 411                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 412                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 413                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 414                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 415                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 416                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 417                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 418                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

RevCon No. 419                              100%                       1.00%                        99.00%
                                     $1,000,000                      $10,000                      $990,000

                         RBC Capital Markets Corporation
                                October 22, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                   If the closing market    If the closing market
                                       price of the             price of the
                                     Reference Stock        Reference Stock falls
                                    does not fall below       below the Barrier
                                   the Barrier Price on        Price on any day        Hypothetical     Hypothetical
                                    any day during the            during the             Physical           Cash
                                    Monitoring Period:        Monitoring Period:         Delivery         Delivery
                                                                                       Amount as a       Amount as a
       Hypothetical Final               Hypothetical            Hypothetical            Number of       Percentage of
   Share Price as Percentage        Payment at Maturity      Payment at Maturity      Shares of the          the
             of                       as Percentage of         as Percentage of         Reference       Initial Share
      Initial Share Price             Principal Amount         Principal Amount           Stock             Price
      -------------------             ----------------         ----------------           -----             -----
            200.00%                       100.00%                  100.00%                 n/a               n/a

            175.00%                       100.00%                  100.00%                 n/a               n/a

            150.00%                       100.00%                  100.00%                 n/a               n/a

            125.00%                       100.00%                  100.00%                 n/a               n/a

            100.00%                       100.00%                  100.00%                 n/a               n/a

             95.00%                       100.00%             Physical or Cash             10               95.00%
                                                              Delivery Amount

             90.00%                       100.00%             Physical or Cash             10               90.00%
                                                              Delivery Amount

             85.00%                       100.00%             Physical or Cash             10               85.00%
                                                              Delivery Amount

             80.00%                       100.00%             Physical or Cash             10               80.00%
                                                              Delivery Amount

             79.50%                         n/a               Physical or Cash             10               79.50%
                                                              Delivery Amount

             50.00%                         n/a               Physical or Cash             10               50.00%
                                                              Delivery Amount

             25.00%                         n/a               Physical or Cash             10               25.00%
                                                              Delivery Amount

              0.00%                         n/a               Physical or Cash             10                0.00%
                                                              Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments -- The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 408 (AAPL): 4.69% of each stated interest payment (12.80% in total) will be treated as an interest payment and 8.11% of each stated interest payment (12.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 409 (ACI): 4.69% of each stated interest payment (9.50% in total) will be treated as an interest payment and 4.81% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 410 (BTU): 4.69% of each stated interest payment (10.25% in total) will be treated as an interest payment and 5.56% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 411 (DHI): 4.69% of each stated interest payment (25.00% in total) will be treated as an interest payment and 20.31% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 412 (GLW): 4.69% of each stated interest payment (12.00% in total) will be treated as an interest payment and 7.31% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 413 (GM): 4.69% of each stated interest payment (14.25% in total) will be treated as an interest payment and 9.56% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 414 (MER): 4.69% of each stated interest payment (11.50% in total) will be treated as an interest payment and 6.81% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 415 (NYX): 4.69% of each stated interest payment (12.75% in total) will be treated as an interest payment and 8.06% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 416 (SLB): 4.69% of each stated interest payment (12.25% in total) will be treated as an interest payment and 7.56% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 417 (TOL): 4.69% of each stated interest payment (17.25% in total) will be treated as an interest payment and 12.56% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 418 (VRTX): 4.69% of each stated interest payment (17.30% in total) will be treated as an interest payment and 12.61% of each stated interest payment (17.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 419 (X): 4.69% of each stated interest payment (11.10% in total) will be treated as an interest payment and 6.41% of each stated interest payment (11.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

     o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

     o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

     o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stock

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc. acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2006, it sold 247.6 million tons of coal. The Company owns majority interests in 40 coal operations located throughout all the United States coal producing regions and in Australia. In addition, Peabody owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. In the West, it owns and operates mines in Arizona, Colorado, New Mexico and Wyoming. In the East, it owns and operates mines in Illinois, Indiana, Kentucky and West Virginia. The Company owns six mines, including one late development-stage mine in Queensland, Australia, and five mines, including one late development-stage mine and one development-stage mine in New South Wales, Australia. In October 2006, it acquired Excel Coal Limited, an independent coal company in Australia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463.

     o D.R. Horton, Inc. (D.R. Horton) is a homebuilding company. The Company constructs and sells homes through its operating divisions in 27 states and 84 metropolitan markets of the United States, under the name of D.R. Horton, America's Builder. Its homes range in size from 1,000 to 5,000 square feet. Through its financial services operations, D.R. Horton provides mortgage banking and title agency services to homebuyers in its homebuilding markets. The Company has six home building segments: Northeast, which includes Delaware, Georgia, Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Virginia and Wisconsin; Southeast, which includes Alabama, Florida and Georgia; South Central, which includes Louisiana, Oklahoma and Texas; Southwest, which includes Arizona, Colorado, New Mexico, Texas and Utah; California, which includes California and Nevada, and West, which includes Hawaii, Idaho, Nevada, Oregon and Washington.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14122.

     o Corning Incorporated (Corning) is a global, technology-based corporation that operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Display technologies segment manufactures liquid crystal display (LCD) glass for flat panel displays. Telecommunications segment manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry. Environmental Technologies segment manufactures ceramic substrates and filters for automobile and diesel applications. Life Sciences segment manufactures glass and plastic consumables for scientific applications. On December 31, 2006, the Company, through its wholly owned subsidiary, Dow Corning Enterprises, Inc. (DCEI), sold its 60% ownership interest in DC Dongjue Silicone Group Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03247.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Merrill Lynch & Co., Inc. (Merrill Lynch) is a holding company that provides investment, financing, insurance and related services to individuals and institutions on a global basis through its broker, dealer, banking, insurance and other financial services subsidiaries. On September 29, 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers (MLIM) business with BlackRock, Inc. (BlackRock) (the BlackRock merger). The Company owns a 45% voting interest and approximately half of the economic interest of BlackRock. Prior to the BlackRock merger, Merrill Lynch operated in three segments: Global Markets and Investment Banking (GMI), Global Private Client (GPC) and MLIM. Effective with the BlackRock merger, MLIM ceased to exist as a separate business segment. A new business segment, Global Wealth Management (GWM), was created, consisting of GPC and Global Investment Management (GIM). As a result, the Company operates in two segments: GWM and GMI.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.

     o NYSE Euronext (NYSE Euronext), formerly NYSE Group, Inc. (NYSE Group), is a holding company created by the combination of NYSE Group, Inc. and Euronext N.V. (Euronext). NYSE Euronext operates a liquid exchange group offering a diverse array of financial products and services. The Company brings together six cash equities exchanges in five countries and six derivatives exchanges, and also provides for listings, trading in cash equities, equity and interest rate derivatives, bonds, and the distribution of market data. NYSE Group is a wholly owned subsidiary of NYSE Euronext that operates two securities exchanges: the New York Stock Exchange LLC (the NYSE) and NYSE Arca, Inc. (formerly known as the Pacific Exchange). Euronext operates cash and derivatives exchanges through its subsidiaries in Belgium, France, the Netherlands and Portugal, in addition to services for derivatives markets in the United Kingdom.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o Schlumberger Limited (Schlumberger) is an oilfield service company supplying a range of technology services and solutions to the international petroleum industry. It consists of two business segments: Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a range of technology services and solutions to the international oil and gas industry. WesternGeco is an advanced surface seismic company. Schlumberger's products and services include the evaluation and development of oil reservoirs (controlled digging, pumping and testing services), well construction and production consulting, and sale of software programs. The Company also offers storage tank and seismic monitoring services. In May 2007, the Company acquired Insensys Oil & Gas Ltd. On April 28, 2006, Schlumberger acquired the remaining 30% interest in WesternGeco from Baker Hughes Incorporated, thereby making it a wholly owned subsidiary of the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04601.

     o Toll Brothers, Inc. designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities in the United States. It is also involved, directly and through joint ventures, in projects where it is building or converting existing rental apartment buildings into high, mid and low-rise luxury homes. It caters to move-up, empty-nester, active-adult, age-qualified and second-home buyers in 21 states of the United States. At October 31, 2006, the Company operated from 398 communities containing approximately 31,910 home sites that it owned or controlled through options. Of the 31,910 home sites, 25,377 were available for sale and 6,533 were under agreement of sale but not yet delivered. Of the 398 communities, 300 were offering homes for sale, 14 had been offering homes for sale but were temporarily closed, and 84 were sold out but not all homes had been completed and delivered.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09186.

     o Vertex Pharmaceuticals Incorporated (Vertex) is a biotechnology company in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. The Company is concentrating most of its drug development resources on four drug candidates: telaprevir (VX-950) for the treatment of hepatitis C virus (HCV) infection, VX-702 for the treatment of rheumatoid arthritis (RA) and other inflammatory diseases, VX-770 for the treatment of cystic fibrosis (CF) and VX-883 for the treatment of bacterial infection. The Company also includes several drug candidates that are being developed by its collaborators. In June 2006, the Company entered into an agreement with Janssen Pharmaceutica, N.V. (Janssen), which is a Johnson & Johnson company, relating to telaprevir.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19319.

     o United States Steel Corporation (U. S. Steel) is an integrated steel producer with production operations in the United States and Central Europe. The Company has an annual raw steel production capability of
          19.4 million net tons (tons) in the United States and 7.4 million tons in Central Europe. U. S. Steel is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe, and the production of iron ore pellets from taconite, transportation services (railroad and barge operations) and real estate operations in the United States. During the year ended December 31, 2006, the Company had three operating segments: Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE) and Tubular Products (Tubular). In June 2007, the Company completed the acquisition of Lone Star Technologies Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811.




Historical Information

The graph below sets forth the historical performance of the Reference Stock. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of the Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005, 2006 as well as for the first three quarters of 2007 and for the period from October 1, 2007 through October 22, 2007. (If no price is provided in the table for a particular period that indicates that the Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market price of the Reference Stock on the Valuation Date. We cannot give you assurance that the performance of the Reference Stock will result in any return in addition to your initial investment.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004                14.07                    10.59                    13.52
     4/1/2004             6/30/2004                17.095                   12.745                   16.27
     7/1/2004             9/30/2004                19.635                   14.37                    19.375
    10/1/2004            12/31/2004                34.785                   18.825                   32.2

     1/1/2005             3/31/2005                45.44                    31.3                     41.67
     4/1/2005             6/30/2005                44.45                    33.11                    36.81
     7/1/2005             9/30/2005                54.56                    36.29                    53.61
    10/1/2005            12/30/2005                75.46                    47.87                    71.89

     1/1/2006             3/31/2006                86.4                     57.67                    62.72
     4/1/2006             6/30/2006                73.8                     55.41                    57.27
     7/1/2006             9/29/2006                77.78                    50.16                    76.98
    10/1/2006            12/29/2006                93.159                   72.6                     84.84

     1/1/2007             3/31/2007                97.8                     81.9                     92.91
     4/1/2007             6/30/2007               127.61                    89.6                    122.04
     7/1/2007             9/30/2007               155                      111.62                   153.47
    10/1/2007            10/22/2007               174.90                   152.93                   174.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004               16.445                   13.1                     15.695
     4/1/2004             6/30/2004               18.495                   13.865                   18.295
     7/1/2004             9/30/2004               18.465                   15.05                    17.745
    10/1/2004            12/31/2004               19.5                     15.93                    17.77

     1/1/2005             3/31/2005               23.765                   16.595                   21.505
     4/1/2005             6/30/2005               27.88                    20.15                    27.235
     7/1/2005             9/30/2005               34.965                   25.14                    33.75
    10/1/2005            12/30/2005               41.1                     30.495                   39.75

     1/1/2006             3/31/2006               44.15                    34.295                   37.97
     4/1/2006             6/30/2006               56.445                   37.1001                  42.37
     7/1/2006             9/29/2006               44.13                    25.88                    28.91
    10/1/2006            12/29/2006               37.03                    25.85                    30.03

     1/1/2007             3/31/2007               33.79                    27.18                    30.69
     4/1/2007             6/30/2007               42.59                    30.33                    34.8
     7/1/2007             9/30/2007               37                       27.76                    33.74
    10/1/2007            10/22/2007               36.71                    32.99                    35.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Peabody Energy Corp.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004               12.6475                   9.105                   11.6275
     4/1/2004             6/30/2004               14.0025                  10.4375                  13.9975
     7/1/2004             9/30/2004               15.1075                  12.685                   14.875
    10/1/2004            12/31/2004               21.7                     13.505                   20.2275

     1/1/2005             3/31/2005               25.47                    18.3725                  23.18
     4/1/2005             6/30/2005               28.225                   19.675                   26.02
     7/1/2005             9/30/2005               43.025                   26.005                   42.175
    10/1/2005            12/30/2005               43.4749                  35.2151                  41.21

     1/1/2006             3/31/2006               52.535                   41.235                   50.41
     4/1/2006             6/30/2006               76.29                    46.81                    55.75
     7/1/2006             9/29/2006               59.9                     32.94                    36.78
    10/1/2006            12/29/2006               48.59                    34.05                    40.41

     1/1/2007             3/31/2007               44.6                     36.2                     40.24
     4/1/2007             6/30/2007               55.76                    39.96                    48.38
     7/1/2007             9/30/2007               50.99                    38.42                    47.87
    10/1/2007            10/22/2007               54.40                    47.52                    49.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                D.R. Horton Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004               27.375                   18.5                     26.5725
     4/1/2004             6/30/2004               26.9625                  18.4725                  21.3
     7/1/2004             9/30/2004               25.7475                  18.5775                  24.8325
    10/1/2004            12/31/2004               31.41                    20.4                     30.2325

     1/1/2005             3/31/2005               34.575                   27.435                   29.24
     4/1/2005             6/30/2005               39.2                     26.83                    37.61
     7/1/2005             9/30/2005               42.82                    33.34                    36.22
    10/1/2005            12/30/2005               38.56                    28.78                    35.73

     1/1/2006             3/31/2006               41.66                    30.8                     33.22
     4/1/2006             6/30/2006               35.27                    22.55                    23.82
     7/1/2006             9/29/2006               25.43                    19.52                    23.95
    10/1/2006            12/29/2006               27.81                    21.51                    26.49

     1/1/2007             3/31/2007               31.13                    21.79                    22
     4/1/2007             6/30/2007               24.49                    19.76                    19.93
     7/1/2007             9/30/2007               20.75                    12.46                    12.81
    10/1/2007            10/22/2007               15.18                    11.68                    12.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Corning Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004                13.89                   10                       11.18
     4/1/2004             6/30/2004                13.19                   10.08                    13.06
     7/1/2004             9/30/2004                13.03                    9.29                    11.08
    10/1/2004            12/31/2004                12.96                   10.16                    11.77

     1/1/2005             3/31/2005                12.4                    10.61                    11.13
     4/1/2005             6/30/2005                17.08                   10.97                    16.62
     7/1/2005             9/30/2005                21.95                   16.03                    19.33
    10/1/2005            12/30/2005                21.62                   16.61                    19.66

     1/1/2006             3/31/2006                28.28                   19.35                    26.92
     4/1/2006             6/30/2006                29.61                   20.39                    24.19
     7/1/2006             9/29/2006                24.9                    17.5                     24.41
    10/1/2006            12/29/2006                25.57                   18.62                    18.71

     1/1/2007             3/31/2007                23.33                   18.12                    22.74
     4/1/2007             6/30/2007                26.67                   22.43                    25.55
     7/1/2007             9/30/2007                27.25                   21.47                    24.65
    10/1/2007            10/22/2007                26.80                   24.25                    24.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004                55.55                   44.72                    47.1
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/30/2007                38.27                   29.1                     36.7
    10/1/2007            10/22/2007                43.20                   35.46                    37.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
    Period-Start         Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                64.89                   56.97                    59.56
     4/1/2004             6/30/2004                60.74                   51.35                    53.98
     7/1/2004             9/30/2004                54.32                   47.35                    49.72
    10/1/2004            12/31/2004                61.16                   50.01                    59.77

     1/1/2005             3/31/2005                61.99                   56.01                    56.6
     4/1/2005             6/30/2005                57.5                    52                       55.01
     7/1/2005             9/30/2005                61.67                   54.36                    61.35
    10/1/2005            12/30/2005                69.34                   58.64                    67.73

     1/1/2006             3/31/2006                79.32                   67.04                    78.76
     4/1/2006             6/30/2006                81.25                   64.58                    69.56
     7/1/2006             9/29/2006                79.4                    66.69                    78.22
    10/1/2006            12/29/2006                93.93                   77.9                     93.1

     1/1/2007             3/31/2007                98.68                   76.85                    81.67
     4/1/2007             6/30/2007                95                      81.18                    83.58
     7/1/2007             9/30/2007                89.23                   66.94                    71.28
    10/1/2007            10/22/2007                77.89                   65.45                    66.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NYSE Euronext
                                    (06 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                90.35                   66.98                    79.25
     4/1/2006             6/30/2006                80.45                   48.62                    68.48
     7/1/2006             9/29/2006                74.83                   56.05                    74.75
    10/1/2006            12/29/2006               112                      71.4                     97.2

     1/1/2007             3/31/2007               109.5                    80.51                    93.75
     4/1/2007             6/30/2007               101                      72.335                   73.62
     7/1/2007             9/30/2007                84.5                    64.26                    79.17
    10/1/2007            10/22/2007                86.39                   78.18                    84.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Schlumberger Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                33.375                  26.2655                  31.925
     4/1/2004             6/30/2004                32.35                   27.375                   31.755
     7/1/2004             9/30/2004                33.925                  29.32                    33.655
    10/1/2004            12/31/2004                34.945                  30.505                   33.475

     1/1/2005             3/31/2005                39.16                   31.57                    35.24
     4/1/2005             6/30/2005                39.225                  32.31                    37.97
     7/1/2005             9/30/2005                43.9                    37.425                   42.19
    10/1/2005            12/30/2005                51.49                   38.6501                  48.575

     1/1/2006             3/31/2006                65.875                  49.2                     63.285
     4/1/2006             6/30/2006                74.75                   54                       65.11
     7/1/2006             9/29/2006                68.55                   54.23                    62.03
    10/1/2006            12/29/2006                69.3                    56.85                    63.16

     1/1/2007             3/31/2007                71.17                   55.68                    69.1
     4/1/2007             6/30/2007                89.2                    68.25                    84.94
     7/1/2007             9/30/2007               108.75                   81.26                   105
    10/1/2007            10/22/2007               114.84                   94.77                    95.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Toll Brotherse Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               24.15                    17.7                     22.715
     4/1/2004             6/30/2004               22.96                    18.145                   21.16
     7/1/2004             9/30/2004               24.02                    18.55                    23.165
    10/1/2004            12/31/2004               34.4797                  20.615                   34.305

     1/1/2005             3/31/2005               45.595                   32.625                   39.425
     4/1/2005             6/30/2005               53.725                   36.05                    50.775
     7/1/2005             9/30/2005               58.67                    41.08                    44.67
    10/1/2005            12/30/2005               44.71                    33.03                    34.64

     1/1/2006             3/31/2006               39.98                    28.7                     34.63
     4/1/2006             6/30/2006               35.87                    25.1                     25.57
     7/1/2006             9/29/2006               29.75                    22.22                    28.08
    10/1/2006            12/29/2006               33.57                    26.781                   32.23

     1/1/2007             3/31/2007               35.64                    26.9                     27.38
     4/1/2007             6/30/2007               31.15                    24.74                    24.98
     7/1/2007             9/30/2007               26.94                    18.85                    19.99
    10/1/2007            10/22/2007               23.82                    20.13                    21.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Vertex Pharmaceuticals Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                12.2                     8.82                     9.42
     4/1/2004             6/30/2004                10.99                    8                       10.84
     7/1/2004             9/30/2004                11.19                    8.06                    10.5
    10/1/2004            12/31/2004                12.05                    9.79                    10.57

     1/1/2005             3/31/2005                11.99                    9.2                      9.36
     4/1/2005             6/30/2005                17.06                    8.61                    16.85
     7/1/2005             9/30/2005                22.68                   15.33                    22.35
    10/1/2005            12/30/2005                29.24                   20.31                    27.67

     1/1/2006             3/31/2006                44.71                   26.5                     36.59
     4/1/2006             6/30/2006                40                      29                       36.71
     7/1/2006             9/29/2006                37.1                    29.75                    33.65
    10/1/2006            12/29/2006                45.38                   32.5                     37.42

     1/1/2007             3/31/2007                38.95                   26.98                    28.04
     4/1/2007             6/30/2007                32.51                   25.61                    28.56
     7/1/2007             9/30/2007                41.42                   27.55                    38.41
    10/1/2007            10/22/2007                39.48                   28.78                    31.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            United States Steel Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the             Price of the          Closing Price of
    Period-Start         Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                40.15                   31.4                     37.27
     4/1/2004             6/30/2004                39.98                   25.22                    35.12
     7/1/2004             9/30/2004                39.98                   32.95                    37.62
    10/1/2004            12/31/2004                54.06                   32.12                    51.25

     1/1/2005             3/31/2005                63.9                    45.2                     50.85
     4/1/2005             6/30/2005                52.18                   34.05                    34.37
     7/1/2005             9/30/2005                45.95                   34.09                    42.35
    10/1/2005            12/30/2005                51.63                   33.59                    48.07

     1/1/2006             3/31/2006                64.47                   48.05                    60.68
     4/1/2006             6/30/2006                77.77                   56.15                    70.12
     7/1/2006             9/29/2006                70.66                   53.63                    57.68
    10/1/2006            12/29/2006                79.01                   54.18                    73.14

     1/1/2007             3/31/2007               101.6                    68.83                    99.17
     4/1/2007             6/30/2007               127.26                   99.07                   108.75
     7/1/2007             9/30/2007               116.37                   74.41                   105.94
    10/1/2007            10/22/2007               111.47                  102.09                   105.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about October 25, 2007, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $12,000,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes

          Linked to the Common Stock of a Single Reference Stock Issuer



                                October 22, 2007